                                                                    EXHIBIT 99.2

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

              METAWAVE COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                                         Additions
                                    ---------------------
                          Balance                Charged
                            at      Charged to  to Other             Balance at
                         Beginning  Costs and   Accounts- Deduction-   End of
      Description        of Period   Expenses   Describe   Describe    period
      -----------        ---------  ----------  --------- ---------- ----------
Year ended December 31,
1999
Reserve and allowances
deducted from asset
accounts: Account
receivable
Allowance for
uncollectible accounts   (693,177)    (214,918)                        (908,095)

Year ended December 31,
1998
Reserve and allowances
deducted from asset
accounts: Account
receivable
Allowance for
uncollectible accounts    (41,508)    (651,669)                        (693,177)

Year ended December 31,
1997
Reserve and allowances
deducted from asset
accounts: Account
receivable
Allowance for
uncollectible accounts        --       (41,508)                         (41,508)

Year ended December 31,
1999
Reserve and allowances
deducted from asset
accounts: Inventory
Allowance for
obsolenscence            (829,388)  (2,188,806)                      (3,018,194)

Year ended December 31,
1998
Reserve and allowances
deducted from asset
accounts: Inventory
Allowance for
obsolescence             (550,000)    (279,388)                        (829,388)

Year ended December 31,
1997
Reserve and allowances
deducted from asset
accounts: Inventory
Allowance for
obsolescence                  --      (550,000)                        (550,000)